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                                                                    EXHIBIT 11.1

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

              STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME
                                 (IN THOUSANDS)

                           Primary                               1993        1994        1995
- -------------------------------------------------------------  --------     -------     -------
  Earnings:
     Net income (loss).......................................  $(11,097)    $(6,324)    $27,070
                                                               ========     =======     =======
  Shares:
     Weighted average number of common shares outstanding....    15,721      16,778      17,735
     Number of common equivalent shares assuming exercise
       of stock options......................................        --          --       1,033
                                                               --------     -------     -------
                                                                 15,721      16,778      18,768
                                                               ========     =======     =======
  Primary income (loss) per share............................  $   (.71)    $  (.38)    $  1.44
                                                               ========     =======     =======
Fully Diluted
  Earnings:
     Net income (loss).......................................  $(11,097)    $(6,324)    $27,070
                                                               ========     =======     =======
  Shares:
     Weighted average number of common shares outstanding....    15,721      16,778      17,735
     Number of common equivalent shares assuming exercise
       of stock options......................................        --          --       2,059
     Number of common equivalent shares assuming conversion
       of convertible securities (1).........................        --          --          --
                                                               --------     -------     -------
                                                                 15,721      16,778      19,794
                                                               ========     =======     =======
  Fully diluted income (loss) per share......................  $   (.71)    $  (.38)    $  1.37
                                                               ========     =======     =======

- ---------------

(1) The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.